Exhibit 23


                                 JIM CLOUSE, CPA
                              5518 HEARTHSTONE LANE
                               BRENTWOOD, TN 37027
                              PHONE: (615) 376-4479
                                jwclouse@home.com



                         Consent of Independent Auditors


The Board of Directors
Maxx International, Inc.

I consent to the inclusion of my report dated June 1, 2000, with respect to the audit of Pure Vision Internet, Inc., a subsidiary of Maxx International, Inc. as of December 31, 1999 and 1998, and the balance sheet and related statements of income, retained earnings and cash flows for the year ended December 31, 1999 and 1998, which report appears in the Form 8-K/A of Maxx International, Inc. dated October 10, 2000.


                                                  /s/ Jim Clouse
                                                  ---------------------------
                                                      Jim Clouse, CPA

October 10, 2000